Exhibit 10.14

Change in Control and Severance Policy Amended and Restated Participation Agreement

This Amended and Restated Participation Agreement ("Agreement") is made and entered into by and between Deepika Jalota on the one hand, and PMV Pharmaceuticals, Inc. (the "Company") on the other.

In connection with your recent promotion to be the Company's Chief Regulatory and Quality Officer, you are entitled to receive an updated level of severance payments and benefits upon a Qualified Termination, subject to the terms and conditions of the Policy, as set forth herein.

CIC Qualified Termination. Upon your CIC Qualified Termination, you will be entitled to the following benefits, subject to the terms and conditions of the Policy:

•	Equity Vesting: 100% of the then-unvested shares subject to each of your then-outstanding equity awards will immediately vest and, in the case of options and stock appreciation rights, will become exercisable (for avoidance of doubt, no more than100% of the shares subject to the outstanding portion of an equity award may vest and become exercisable under this provision). In the case of equity awards with performance-based vesting, unless otherwise determined by the Company and set forth in your equity award agreement, all performance goals and other vesting criteria will be deemed achieved at 100% of target levels.

•	Salary Severance: 12 months of your Base Salary, payable in a lump sum on the 61st day following your CIC Qualified Termination.
•	Bonus Severance: 100% of your target bonus for the performance year in which your CIC Qualified Termination occurs, payable in a lump sum on the 61st day following your CIC Qualified Termination.
•	COBRA Coverage: Payment or reimbursement of the COBRA Coverage or COBRA Benefit, as applicable, for up to 12 months following your CIC Qualified Termination.

Non-CIC Qualified Termination. Upon your Non-CIC Qualified Termination, you will be entitled to the following benefits, subject to the terms and conditions of the Policy:

•

Equity Vesting: A number of then-unvested shares subject to each of your then outstanding equity awards (excluding equity awards with performance-based vesting and excluding any equity awards granted on or after the IPO Date) equal to the number of such shares otherwise scheduled to vest during the 6 month period following the date of your Non-CIC Qualified Termination had you remained employed with the Company (or any of its subsidiaries) through such date will immediately vest and, in the case of options and stock appreciation rights, will become exercisable.

•	Salary Severance: 6 months of your Base Salary, payable in a lump sum on the 61st day following your Non-CIC Qualified Termination.
•	Bonus Severance: None.
•	COBRA Coverage: Payment or reimbursement of the COBRA Coverage or COBRA Benefit, as applicable, for up to 9 months following your Non-CIC Qualified Termination.

"IPO Date" means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act of 1934, with respect to the Company's common stock.

Other Provisions

You agree that the Policy and the Agreement constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties, and will specifically supersede any severance and/or change of control provisions of any offer letter, employment agreement, or equity award agreement  entered into between you and the  Company and/or any of its subsidiaries.

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

By signing below, each of the parties signifies his, her, or its acceptance of the terms of this Agreement, in the case of the Company by its duly authorized officer, effective as of the last date set forth below.

[Signature Page Follows]

By signing below, each of the parties signifies his, her, or its acceptance of the terms of this Agreement, in the case of the Company by its duly authorized officer, effective as of the last date set forth below.

[Signature Page of the A&R Participation Agreement (Jalota)]